FUND PARTICIPATION AGREEMENT

Among

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK

EATON VANCE VARIABLE TRUST

and

EATON VANCE DISTRIBUTORS, INC.

THIS FUND PARTICIPATION AGREEMENT (the “Agreement”) is made and entered into as of this ____ day of _______________, 2016 (the “Effective Date”) by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (hereinafter “GWL&A”), a Colorado life insurance company, on its own behalf and on behalf of its separate account(s) listed on Schedule B attached hereto (the “GWL&A Account(s)”); GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK (hereinafter “GWL&ANY”), a New York life insurance company, on its own behalf and on behalf of its separate account(s) listed on Schedule B (the “GWL&ANY Account(s)”); (the GWL&A Account(s) and the GWL&ANY Account(s) may be referred to herein individually, or collectively as the “Accounts”) (GWL&A and GWL&ANY may be referred to herein individually, each as an “Insurance Party,” or collectively as the “Insurance Parties”); EATON VANCE VARIABLE TRUST (the “Trust”), a Massachusetts business trust, on its behalf and on behalf of each separate investment series thereof, whether existing as of the date above or established subsequent thereto, (each a “Fund” and collectively, the “Funds”); and EATON VANCE DISTRIBUTORS, INC. (hereinafter the “Distributor”) a company organized under the laws of Massachusetts (each a “Party” and collectively the “Parties”).

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940 (the “1940 Act”) and its shares are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); and

WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and is a member in good standing of the Financial Industry Regulatory Authority, Inc. (the “FINRA”); and

WHEREAS, the Insurance Parties have certain registered and unregistered variable annuity and variable life contracts supported wholly or partially by the Accounts (the “Contracts”) to be made available to owners thereof, including any participants or employees of such owners as applicable (“Contract Owners”); and

WHEREAS, to the extent required by applicable law, the Insurance Parties have registered the Account(s) as a unit investment trust under the 1940 Act unless excepted from registration pursuant to Section 3(c)(7) or Section 3(c)(11) of the 1940 Act, and have registered the securities deemed to be issued by the Account(s) under the 1933 Act unless exempt from registration; and

WHEREAS, the GWL&A Account(s) is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of GWL&A, under the insurance laws of the State of Colorado, to set aside and invest assets attributable to the GWL&A Contracts, and the GWL&ANY

GWLA GWLANY Fund Participation Agreement (rev 02-2016)

Account(s) is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of GWL&ANY, under the insurance laws of the State of New York, to set aside and invest assets attributable to the GWL&ANY Contracts; and

WHEREAS, to the extent permitted by applicable laws and regulations, GWL&A and GWL&ANY intend to purchase shares in the Fund(s) listed in Schedule A attached hereto and incorporated herein by reference, as such Schedule may be amended from time to time by mutual written agreement (the “Designated Portfolio(s)”), on behalf of their respective Accounts to fund the applicable Contracts, and the Fund is authorized to sell such shares to unregistered unit investment trusts such as the Accounts at net asset value (“NAV”); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Accounts also intend to purchase shares in other open-end investment companies or series thereof not affiliated with the Fund (the “Unaffiliated Funds”) on behalf of the Accounts to fund the Contracts; and

WHEREAS, GWL&A has arrangements with GWL&ANY to provide administrative services, including certain services related to certain performances contemplated herein by GWL&ANY; and

WHEREAS, GWL&A and GWL&ANY intend to utilize their NSCC member broker/dealer affiliate, GWFS Equities, Inc. (“GWFS”), which is and at all times shall remain, duly registered with the SEC as a broker-dealer under the 1934 Act and a member of the FINRA, to transmit instructions for the purchase, redemption and transfer of Fund shares on behalf of the Accounts, and alone, or with the assistance of a recordkeeping affiliate, to perform certain recordkeeping functions associated with the transfer of Fund shares into and out of the Accounts in order to recognize certain organizational economies; and

NOW, THEREFORE, the Parties agree as follows:

ARTICLE I.      Sale of Fund Shares

1.1.        All purchases, redemptions and exchanges of Designated Portfolio shares for the Accounts, in addition to the pricing and correction thereof, of Designated Portfolio shares, shall be governed by and subject to the terms of the Trading and NSCC Fund/SERV Networking Agreement, by and between GWFS and Eaton Vance Distributors, Inc., dated May 29, 2008 (“NSCC Agreement”).

1.2.        Notwithstanding Section 1.1 of this Agreement, if an adjustment is necessary to correct an error which has caused Contract Owners to receive less than the amount to which they are entitled, the number of shares of the applicable sub-account of such Contract Owners will be adjusted and the amount of any underpayments shall be credited by the Distributor to GWL&A and GWL&ANY for crediting of such amounts to the applicable Contract Owners accounts. Upon notification by the Distributor of any overpayment due to an error, GWL&A or GWL&ANY, as applicable, shall promptly remit to Distributor any overpayment that has not been paid to Contract Owners; however, Distributor acknowledges that GWL&A or GWL&ANY, as applicable, does not intend to seek additional payments from any Contract owner unless GWL&A or GWL&ANY, as applicable, is at fault for such error. GWL&A or GWL&ANY, as applicable, will use commercially reasonable efforts to provide Distributor with the necessary information relevant for Distributor to seek remuneration from Contract Owner. In no event shall GWL&A or GWL&ANY, as applicable, be liable to Contract Owners for such adjustments or underpayment amounts unless such adjustment or underpayment is primarily due to the fault of GWL&A or GWL&ANY, as applicable.

1.3        Notwithstanding Section 1.1, the Trust reserves the right to redeem Fund shares in assets other than cash in accordance with the then current Eaton Vance Funds Procedures for Redemptions in Kind and the policies of the Trust as described in the Funds’ then current prospectus.

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ARTICLE II.     Representations and Warranties

2.1.         GWL&A represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the GWL&A Account prior to any issuance or sale of units thereof as a segregated asset account under Colorado Law. GWL&ANY represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the GWL&ANY Account prior to any issuance or sale of units thereof as a segregated asset account under New York law.

2.2.         The Insurance Parties represent and warrant that the Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Internal Revenue Code of 1986, as amended (hereinafter the “Code”), that it will maintain such treatment and that it will notify the Trust immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.3.         The Fund represents and warrants that Designated Portfolio(s) shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

2.4.         To the extent that the Fund finances distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have its Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.

2.5.         The Fund represents and warrants that the investment policies, fees and expenses of the Designated Portfolio(s) are and shall at all times remain in compliance with the Fund’s Prospectus and any Applicable Law. The Fund and Distributor represent and warrant that they will make every effort to ensure that Designated Portfolio(s) shares will be sold in compliance with all Applicable Law. The Fund and Distributor shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by Applicable Law. The Insurance Parties will endeavor to keep each other and the Distributor informed of any change in state insurance laws, regulations or interpretations of the foregoing that affect the Designated Portfolio(s) (a “Law Change”). In the event of a Law Change, the Fund agrees that it may (in its sole discretion) take any action required by a Law Change.

2.6.         The Fund represents and warrants that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

2.7.         The Distributor represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with the laws of the Commonwealth of Massachusetts and any applicable state and federal securities laws.

2.8.         The Fund and the Distributor represent and warrant that all of their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds must include coverage for larceny and embezzlement and must be issued by a reputable bonding company.

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2.9         The Trust represents and warrants that each Fund will comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation §1.817-5, and will notify the Insurance Parties immediately upon having a reasonable basis for believing any Fund has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify the Fund to achieve compliance. Upon request, the Fund shall provide Insurance Parties a certification of its compliance with Section 817(h) of the Code and Treasury Regulation 1.817-5 within thirty (30) days of the end of each calendar quarter.

2.10.         The Insurance Parties represent and warrant that all of their employees and other individuals or entities dealing with the money and/or securities of the Fund are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds must include coverage for larceny and embezzlement and must be issued by a reputable bonding company.

2.11.         The Fund will provide the Insurance Parties with as much advance notice as is reasonably practicable of any material change affecting the Designated Portfolio(s) (including, but not limited to, any material change in the registration statement or prospectus affecting the Designated Portfolio(s)) and any proxy solicitation affecting the Designated Portfolio(s) and consult with the Insurance Parties in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectus for the Contracts.

ARTICLE III.    Prospectuses and Proxy Statements; Voting

3.1.         The Distributor or Fund shall provide such documentation (including a camera-ready copy and computer diskette of the current prospectus for the Designated Portfolio(s)) and other assistance as is reasonably necessary in order for the Insurance Parties once each year (or more frequently if the prospectuses for the Designated Portfolio(s) are amended) to have the prospectus for the Contracts and the Fund’s prospectus for the Designated Portfolio(s) printed together in one document. The Fund agrees that in the future, the Insurance Parties may request that the prospectus (and semi-annual and annual reports) for the Designated Portfolio(s) describe only the Designated Portfolio(s) and not name or describe any other portfolios or series that may be in the Fund, unless required by law. The Fund or Distributor, as applicable agree to assist the Insurance Parties in obtaining the required information from EDGAR and the expenses associated with this form of distribution will be borne in accordance with Schedule C.

3.2.         If applicable state or federal laws or regulations require that the Statement of Additional Information (“SAI”) for the Fund be distributed to all Contract Owners, then the Fund and/or Distributor shall provide the Insurance Parties in portable document format (i.e., PDF) only the Fund’s SAI or documentation thereof for the Designated Portfolio(s), with expenses to be borne in accordance with Schedule C, as the Insurance Parties may reasonably require to permit timely distribution thereof to Contract Owners. The Fund shall also provide SAIs to any Contract Owner or prospective owner who requests such SAI from the Fund (although it is anticipated that such requests will be made to the Insurance Parties).

3.3.         The Fund and/or Distributor shall provide the Insurance Parties with copies of the Fund’s proxy material, reports to stockholders and other communications to stockholders for the Designated Portfolio(s) in portable document format (i.e., PDF) only, with expenses to be borne in accordance with Schedule C, as the Insurance Parties may reasonably require to permit timely distribution thereof to Contract Owners, as required by law.

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3.4.         It is understood and agreed that, except with respect to information regarding an Insurance Party provided in writing by that Party, such Insurance Party is not responsible for the content of the prospectus or SAI for the Designated Portfolio(s).

3.5.         If and to the extent required by law each Insurance Party shall:

(i)	solicit voting instructions from Contract Owners;

(ii)	vote the Designated Portfolio(s) shares held in the Accounts in accordance with instructions received from Contract Owners; and

(iii)	vote Designated Portfolio shares held in the Accounts for which no instructions have been received in the same proportion as Designated Portfolio(s) shares for which instructions have been received from Contract Owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Insurance Parties reserve the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

ARTICLE IV.     Sales Material and Information

4.1.         The Insurance Parties shall furnish, or shall cause to be furnished, to the Fund or its designee, a copy of each piece of sales literature or other promotional material that the Insurance Parties develop or propose to use and in which the Fund (or a Portfolio thereof), its investment adviser or one of its sub-advisers or the Distributor is named in connection with the Contracts, at least ten (10) Business Days prior to its use. No such material shall be used if the Fund objects to such use within five (5) Business Days after receipt of such material.

4.2.         The Insurance Parties shall not give any information or make any representations or statements on behalf of the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or SAI for the Fund shares, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Fund or Distributor, except with the permission of the Fund or Distributor.

4.3.         The Fund or the Distributor shall furnish, or shall cause to be furnished, to The Insurance Parties, a copy of each piece of sales literature or other promotional material in which the Insurance Parties and/or their separate account(s) are named at least ten (10) Business Days prior to its use. No such material shall be used if the Insurance Parties object to such use within five (5) Business Days after receipt of such material.

4.4.         The Fund shall not give any information or make any representations on behalf of the Insurance Parties or concerning the Insurance Parties, the Accounts, or the Contracts other than the information or representations contained in the Contracts, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Insurance Parties or their designee, except with the permission of the Insurance Parties.

4.5.         The Fund will provide to the Insurance Parties at least one complete copy of all registration statements, prospectuses, SAIs, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Designated Portfolio(s), after the filing of such document(s) with the SEC or FINRA or other regulatory authorities.

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4.6.         The Insurance Parties will provide to the Fund at least one complete copy of all sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Accounts, contemporaneously with the filing of such document(s) with the SEC, FINRA, or other regulatory authority.

4.7.         For purposes of Articles IV and VII, the phrase “sales literature and other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; e.g., on-line networks such as the Internet or other electronic media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and shareholder reports, and proxy materials (including solicitations for voting instructions) and any other material constituting sales literature or advertising under the FINRA rules, the 1933 Act or the 1940 Act.

4.8.         At the request of any Party to this Agreement, each other Party will make available to the other Party’s independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any Party’s obligations under this Agreement.

4.9          Pricing errors in the computation of the Fund’s NAV shall be handled in accordance with Section 7 of the NSCC Agreement.

ARTICLE V.     Fees and Expenses

5.1.         Except as otherwise provided under this Agreement, the Trust and the Distributor shall pay no fee or other compensation to the Insurance Parties under this Agreement, and the Insurance Parties shall pay no fee or other compensation to the Fund or the Distributor, except as made a part of this Agreement as it may be amended from time to time with the mutual consent of the parties hereto. All expenses incident to performance by each party of its respective duties under this Agreement shall be paid by that party, unless otherwise specified in this Agreement.

5.2.         All expenses incident to performance by the Fund and the Distributor under this Agreement shall be paid by the appropriate Party, as further provided in Schedule C. The Fund shall ensure that all shares of the Designated Portfolio(s) are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent required, in accordance with applicable state laws prior to their sale.

5.3.         The Parties shall bear the expenses of routine annual distribution (mailing costs) of the Fund’s prospectus and distribution (mailing costs) of the Fund’s proxy materials and reports to owners of Contracts offered by the Insurance Parties, which may be required by law, in accordance with Schedule C.

5.4          The Fund, the Distributor and the Adviser acknowledge that a principal feature of the Contracts is the Contract Owner’s ability to choose from a number of unaffiliated mutual funds (and portfolios or series thereof), including the Designated Portfolio(s) and the Unaffiliated Funds, and to transfer the Contract’s cash value between funds and portfolios. The Fund and the Adviser agree to cooperate with the Insurance Parties in facilitating the operation of the Accounts and the Contracts as described in the prospectus for the Contracts, including but not limited to cooperation in facilitating transfers between Unaffiliated Funds.

ARTICLE VI.    Diversification and Qualification

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6.1.         The Fund and the Distributor represent and warrant that the Fund and each Designated Portfolio thereof will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation §1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event of a breach of this Article VII by the Fund, it will take all reasonable steps (a) to notify the Insurance Companies of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation §1.817-5.

6.2.         The Fund and the Distributor represent and warrant that the Fund and each Designated Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that each Designated Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect.

6.3.         The Fund and the Distributor will notify the Insurance Parties promptly upon having a reasonable basis for believing that the Fund or any Designated Portfolio has ceased to comply with the aforesaid Subchapter M qualification requirements or might not so comply in the future.

6.4.         The Fund at the Fund’s expense shall provide the Insurance Parties or their designees with reports certifying compliance with the aforesaid Subchapter M qualification requirements, at the times provided for; provided, however, that providing such reporting does not relieve the Fund of its responsibility for such compliance or of its liability for any non-compliance.

ARTICLE VII.  Indemnification

7.1.         Indemnification by the Insurance Parties

(a)          Each Insurance Party (solely with respect to their respective Account) agrees to indemnify and hold harmless the Fund and the Distributor and each of their respective officers and directors or trustees and each person, if any, who controls the Fund or Distributor within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.1) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of such Insurance Party) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)	arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Insurance Parties by or on behalf of the Fund for use in the Contracts or sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

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(ii)	arise out of or as a result of statements or representations (other than statements or representations contained in sales literature or other promotional material of the Fund not supplied by the Insurance Parties or persons under their control) or wrongful conduct of the Insurance Parties or persons under their control, with respect to the sale or distribution of the Contracts or Fund Shares; or

(iii)	arise out of any untrue statement or alleged untrue statement of a material fact contained in sales literature or other promotional material of the Fund, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Insurance Parties; or

(iv)	arise as a result of any failure by the Insurance Parties to provide the services and furnish the materials under the terms of this Agreement; or

(v)	arise out of or result from any material breach of any representation and/or warranty made by the Insurance Parties in this Agreement or arise out of or result from any other material breach of this Agreement by the Insurance Parties, as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) of this Agreement.

(b)  Each Insurance Party shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement to any of the Indemnified Parties.

(c)  Each Insurance Party shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party has notified such Insurance Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim has been served upon such Indemnified Party (or after such Indemnified Party has received notice of such service on any designated agent), but failure to notify such Insurance Party of any such claim shall not relieve such Insurance Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that such Insurance Party has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, such Insurance Party shall be entitled to participate, at its own expense, in the defense of such action. Such Insurance Party also shall be entitled to assume the defense thereof, with counsel satisfactory to the Party named in the action. After notice from the Insurance Party to such Party of the Insurance Party’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and such Insurance Party will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)          The Indemnified Parties will promptly notify the affected Insurance Party(ies) of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

7.2.         Indemnification by the Fund

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(a)  The Fund agrees to indemnify and hold harmless the Insurance Parties and their directors and officers and each person, if any, who controls an Insurance Party within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.3) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may be required to pay or become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

(i)	arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(ii)	arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c).

(b)  The Fund shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement to any of the Indemnified Parties.

(c)  The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party has notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim has been served upon such Indemnified Party (or after such Indemnified Party has received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Fund has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund shall also be entitled to assume the defense thereof, with counsel satisfactory to the Party named in the action. After notice from the Fund to such Party of the Fund’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

(d) Each Insurance Party agrees to promptly notify the Fund of the commencement of any litigation or proceeding against itself or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, the operation of the Accounts, or the sale or acquisition of shares of the Fund.

7.3.         Indemnification by the Distributor

(a)          The Distributor agrees to indemnify and hold harmless the Insurance Parties and their directors and officers and each person, if any, who controls an Insurance Party within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.4) against any and

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all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)	arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the Fund prepared by the Fund or Distributor (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or Fund by or on behalf of the Insurance Parties for use in the registration statement or SAI or prospectus for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)	arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, sales literature or other promotional material for the Contracts not supplied by the Distributor or persons under its control) or wrongful conduct of the Fund or the Distributor or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)	arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Insurance Party for inclusion therein by or on behalf of the Distributor or Fund; or

(iv)	arise as a result of any failure by the Fund or Distributor to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v)	arise out of or result from any material breach of any representation and/or warranty made by the Fund or Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund or Distributor; as limited by and in accordance with the provisions of Sections 7.3(b) and 7.3(c). This indemnification is in addition to and apart from the responsibilities and obligations of the Distributor specified in Article VI.

(b)         The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement to any of the Indemnified Parties.

(c)         The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party has notified the Distributor in writing

GWLA GWLANY Fund Participation Agreement (rev 02-2016)	Page 10 of 22

within a reasonable time after the summons or other first legal process giving information of the nature of the claim has been served upon such Indemnified Party (or after such Indemnified Party has received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Distributor has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the Party named in the action. After notice from the Distributor to such Party of the Distributor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)         Each Insurance Party agrees to promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Accounts.

ARTICLE VIII. Applicable Law

8.1.         This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware.

8.2.         This Agreement is subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms of this Agreement will be interpreted and construed in accordance therewith.

ARTICLE IX.    Termination

9.1.         This Agreement will terminate:

(a)           at the option of any Party, with or without cause, with respect to some or all Portfolios, upon one-hundred and twenty (120) days advance written notice delivered to the other Parties; provided, however, that such notice shall not be given earlier than one-hundred and twenty (120) days following the Effective Date of this Agreement; or

(b)           at the option of an Insurance Party by written notice to the other Parties with respect to any Portfolio based upon such Insurance Party’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; provided, however, that termination by only one Insurance Party will not terminate this Agreement as between the other Insurance Parties and the Fund and Distributor. Prompt advance written notice of election to terminate shall be furnished by the Insurance Party, said termination to be effective ten days after receipt of notice unless the Fund makes available a sufficient number of Fund shares to reasonably meet the requirements of the Contracts, as agreed upon by an Insurance Party, within said ten-day period ; or

(c)           at the option of an Insurance Party by written notice to the other Parties with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/ or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by such Insurance Party; provided, however, that termination by

GWLA GWLANY Fund Participation Agreement (rev 02-2016)	Page 11 of 22

only one Insurance Party will not terminate this Agreement as between the other Insurance Parties and the Fund and Distributor; or

(d)           at the option of the Fund or Distributor in the event that formal administrative proceedings are instituted against any Insurance Party by the FINRA, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding such Insurance Party’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund shares, if, in each case, the Fund or Distributor, as the case may be, reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of such Insurance Party to perform its obligations under this Agreement. Prompt notice of election to terminate shall be furnished by the Fund with said termination to be effective upon receipt of notice; or

(e)           at the option of an Insurance Party in the event that formal administrative proceedings are instituted against the Fund or the Distributor by the FINRA, the SEC, or any state securities or insurance department or any other regulatory body, if such Insurance Party reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund, the Distributor or the Adviser to perform their obligations under this Agreement; provided, however, that termination by only one Insurance Party will not terminate this Agreement as between the other Insurance Parties and the Fund and Distributor. Prompt notice of election to terminate shall be furnished by the Fund with said termination to be effective upon receipt of notice; or

(f)           at the option of either the Fund or the Distributor, if (i) the Fund or the Distributor, respectively, determines, in its sole judgment reasonably exercised in good faith, that an Insurance Party has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on such Insurance Party’s ability to perform its obligations under this Agreement, (ii) the Fund or the Distributor notifies such Insurance Party of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by such Insurance Party and any other changes in circumstances since the giving of such a notice, the determination of the Fund or the Distributor continues to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day will be the effective date of termination; provided, however, that termination under this subsection (f) with respect to only one Insurance Party will not terminate this Agreement as between the other Insurance Parties and the Fund and Distributor; or

(g)           at the option of an Insurance Party, if (i) such Insurance Party determines, in its sole judgment reasonably exercised in good faith, that the Fund or the Distributor has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the Fund’s or Distributor’s ability to perform its obligations under this Agreement, (ii) such Insurance Party notifies the Fund or Distributor, as appropriate, of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by the Fund or Distributor and any other changes in circumstances since the giving of such a notice, the determination of such Insurance Party continues to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day will be the effective date of termination; provided, however, that termination by only one Insurance Party will not terminate this Agreement as between the other Insurance Parties and the Fund and Distributor; or

(h)           at the option of any non-defaulting Party in the event of a material breach of this Agreement by any Party (the “Defaulting Party”) other than as described in 9.1(a)-(g); provided, that the non-defaulting Party gives written notice thereof to the Defaulting Party, with copies of such notice to all other non-defaulting Parties, and if such breach has not been remedied within (30) days after such written notice is given, then the non-defaulting Party giving such written notice may terminate this Agreement by giving thirty(30) days written notice of termination to the Defaulting Party.

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9.2.         Notice Requirement. No termination of this Agreement will be effective unless the Party terminating this Agreement gives prior written notice to all other Parties of its intent to terminate, which notice must set forth the basis for the termination. Furthermore:

(a)           in the event any termination is based upon the provisions of Section 9.1(a), 9.1(f), 9.1(g) or 9.1(h) of this Agreement, the prior written notice must be given in advance of the effective date of termination as required by those provisions unless such notice period is shortened by mutual written agreement of the Parties;

(b)           in the event any termination is based upon the provisions of Section 9.1(d) or 9.1(e) of this Agreement, the prior written notice must be given at least thirty (30) days before the effective date of termination; and

(c)           in the event any termination is based upon the provisions of Section 9.1(c), the prior written notice must be given in advance of the effective date of termination, which date will be determined by the Party sending the notice.

9.3.         Effect of Termination. Notwithstanding any termination of this Agreement, the Fund and the Distributor shall, at the option of the Insurance Parties, continue to make available additional shares of the Designated Portfolio(s) pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Designated Portfolio(s), redeem investments in the Designated Portfolio(s) and/or invest in the Designated Portfolio(s) upon the making of additional purchase payments under the Existing Contracts.

9.4.         Surviving Provisions. Notwithstanding any termination of this Agreement, each Party’s obligations under Article VII, Section 11.1, and Section 11.5 will survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement will also survive and not be affected by any termination of this Agreement.

ARTICLE X.      Notices

Any notice will be sufficiently given when sent by registered or certified mail to the other Party at the address of such Party set forth below or at such other address as such Party may from time to time specify in writing to the other Parties.

If to GWL&A:

Great-West Life & Annuity Insurance Company

8515 East Orchard Road

Greenwood Village, CO 80111

Attn: Chief Legal Counsel, Financial Services

If to GWL&ANY:

Great-West Life & Annuity Insurance Company of New York

c/o Great-West Life & Annuity Insurance Company

8515 East Orchard Road

Greenwood Village, CO 80111

GWLA GWLANY Fund Participation Agreement (rev 02-2016)	Page 13 of 22

Attn: Chief Legal Counsel, Financial Services

If to the Fund:

c/o Eaton Vance Distributors, Inc.

Two International Place

Boston, MA 02100:

Attention: Chief Legal Officer

If to the Distributor:

Eaton Vance Distributors, Inc.

Two International Place

Boston, MA 02110

Attention: Chief Legal Officer

ARTICLE XI.    Miscellaneous

11.1.       Subject to the requirements of legal process and regulatory authority, each Party shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other Party and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected Party until such time as such information may come into the public domain. Without limiting the foregoing, no Party shall disclose any information that another Party has designated as proprietary.

11.2.       The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.3.       This Agreement may be executed simultaneously in two or more counterparts, each of which taken together constitutes one and the same instrument. Any signature that is delivered by facsimile transmission or by email delivery of a ‘pdf’ format data file will create a valid and binding obligation of the Party executing with the same force and effect as if such facsimile or ‘pdf’ signature were an original thereof.

11.4.       If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

11.5.       Each Party shall cooperate with each other Party and all appropriate governmental authorities (including without limitation the SEC, the FINRA and state insurance regulators) and shall permit such other Party and authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each Party further agrees to furnish the Colorado and/or New York Insurance Commissioner(s) with any information or reports in connection with services provided under this Agreement which such Commissioner may reasonably request in order to ascertain whether the variable annuity

GWLA GWLANY Fund Participation Agreement (rev 02-2016)	Page 14 of 22

operations of GWL&A and/or GWL&ANY are being conducted in a manner consistent with the applicable state’s applicable laws or regulations.

11.6.       The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the Parties are entitled to under state and federal laws.

11.7        This Agreement may not be amended except by a writing signed by each of the Parties. The terms or provisions of this Agreement may be waived only by a writing signed by the Party waiving compliance. No waiver by any Party of any term or provision of this Agreement will be deemed to be a continuing waiver, or deemed to be a waiver of any other term or provision of this Agreement.

11.8.       This Agreement or any of the rights and obligations hereunder may not be assigned by any Party without the prior written consent of all Parties.

11.9.       Each Insurance Party is hereby expressly put on notice of the limitation of liability as set forth in the Declarations of Trust of the Fund and agree that the obligations assumed by the Fund and the Distributor pursuant to this Agreement are limited in any case to the Fund and its respective assets and the Insurance Parties shall not seek satisfaction of any such obligation from the shareholders of the Fund, trustees, officers, employees or agents of the Fund, and neither shareholders of the Fund, trustees, officers, employees or agents of the Fund assume any personal liability in connection with its business or for obligations entered into on its behalf. It is also understood that each of the Funds shall be deemed to be entering into a separate Agreement with the Insurance Parties so that it is as if each of the Funds had signed a separate Agreement with the Insurance Parties and that a single document is being signed simply to facilitate the execution and administration of the Agreement.

11.10.     The Fund and the Distributor agree that the obligations assumed by each Insurance Party pursuant to this Agreement are limited in any case to the applicable Insurance Party and its assets and neither the Fund nor Distributor shall seek satisfaction of any such obligation from the shareholders of any of the Insurance Parties, the directors, officers, employees or agents of any of the Insurance Parties, or any of them, except to the extent permitted under this Agreement.

11.11.     No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between the Distributor and the Fund.

11.12.     None of the Parties shall be liable to the other for any and all losses, damages, costs, charges, counsel fees, payments, expenses or liability due to any failure, delay or interruption in performing its obligations under this Agreement, and without the fault or negligence of such Party, due to causes or conditions beyond its control including, without limitation, labor disputes, strikes (whether legal or illegal), lock outs (whether legal or illegal), civil commotion, riots, war and war-like operations including acts of terrorism, embargoes, epidemics, invasion, rebellion, hostilities, insurrections, explosions, floods, unusually severe weather conditions, earthquakes, military power, sabotage, governmental regulations or controls, failure of power, fire or other casualty, accidents, national or local emergencies, boycotts, picketing, slow-downs, work stoppages, acts of God or natural disasters, provided that such failure or delay was not capable of mitigation pursuant to a prudent business continuity, disaster recovery or similar program.

11.13.     This Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter hereof, and supersedes all other prior agreements, arrangements, and understandings, whether written or oral, between the Parties.

11.14      The Insurance Parties may hire or make arrangements for subcontractors, agents or affiliates to perform the services set forth in this Agreement. The Insurance Parties shall provide the Fund with written

GWLA GWLANY Fund Participation Agreement (rev 02-2016)	Page 15 of 22

notice of the names of any subcontractors, agents or affiliates the Insurance Parties hires or arranges to perform such services, and any specific operational requirements that arise as a result of such arrangement. The Insurance Parties agree that it is and will be responsible for the acts and omissions of its subcontractors, affiliates, and agents and that the indemnification provided by the Insurance Parties in Section 7.1 of this Agreement shall be deemed to cover the acts and omissions of such subcontractors, affiliates, and agents to the same extent as if they were the acts or omissions of the Insurance Parties.

ARTICLE XII.   Potential Conflicts

12.1        The parties acknowledge that the Fund has received the “Mixed and Shared Funding Exemptive Order which requires the Fund and each participating insurance company and plan to comply with conditions and undertakings substantially as provided in this Article. In the event of any inconsistencies between the terms of the Mixed and Shared Funding Exemptive Order and those provided for in this Article, the conditions and undertakings imposed by the Mixed and Shared Funding Exemptive Order shall govern this Agreement.

12.2        The Trust’s Board will monitor each Fund for the existence of any material irreconcilable conflict between and among the interests of the Contract Owners of all participating insurance companies and of plan participants and plans investing in the Fund, and determine what action, if any, should be taken in response to such conflicts. An irreconcilable material conflict may arise for a variety of reasons, which may include: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the Funds are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance Contract Owners; (f) a decision by a participating insurance company to disregard the voting instructions of Contract Owners and (g) if applicable, a decision by a plan to disregard the voting instructions of plan participants. The Board shall have sole authority to determine whether an irreconcilable material conflict exists and its determination shall be binding upon Insurance Parties.

12.3        The Insurance Parties will report promptly any potential or existing conflicts to the Board. The Insurance Parties will be obligated to assist the Board in carrying out its duties and responsibilities under the Mixed and Shared Funding Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues. The responsibility includes, but is not limited to, an obligation by the Insurance Parties to inform the Board whenever it has determined to disregard Contract Owners voting instructions.

12.4        If a majority of the Board, or a majority of its disinterested Board members, determines that a material irreconcilable conflict exists with regard to Contract Owner investments in the Fund, the Board shall give prompt notice of the conflict and the implications thereof to all participating insurance companies and plans. If the Board determines that the Insurance Parties are a relevant participating insurance company or plan with respect to said conflict, the Insurance Parties shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include but shall not be limited to: (a) withdrawing the assets allocable to some or all of the Accounts from the Fund and reinvesting those assets in a different investment medium, which may include another Fund of the Trust, or another investment company; (b) submitting the question as to whether such segregation should be implemented to a vote of all affected Contract Owners and as appropriate, segregating the assets of any appropriate group (i.e., variable annuity or variable life insurance Contract Owners of one or more participating insurance companies) that votes in favor of such segregation, or offering to the affected Contract Owners the option of making such a change; and (c) establishing a new registered management investment company (or series thereof) or managed separate account and obtaining any necessary approvals or orders of

GWLA GWLANY Fund Participation Agreement (rev 02-2016)	Page 16 of 22

the SEC in connection therewith. If a material irreconcilable conflict arises because of the Insurance Parties’ decision to disregard Contract Owner voting instructions, and that decision represents a minority position or would preclude a majority vote, the Insurance Parties may be required, at the election of the Trust to withdraw the Account’s investment in the Fund, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Contract Owners. For the purposes of this Article, a majority of the disinterested members of the Board shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict but in no event will the Fund(s) or its investment adviser (or any other investment adviser of the Fund) be required to establish a new funding medium for any Contract. Further, the Insurance Parties shall not be required by this Article to establish a new funding medium for any Contracts if any offer to do so has been declined by a vote of a majority of Contract Owners materially and adversely affected by the irreconcilable material conflict.

12.5        The Board’s determination of the existence of an irreconcilable material conflict and its implications shall be made known promptly and in writing to the Insurance Parties.

12.6        No less than annually, the Insurance Parties shall submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out its obligations. Such reports, materials, and data shall be submitted more frequently if deemed appropriate by the Board.

12.7        If and to the extent that the SEC promulgates new rules or regulations with respect to mixed or shared funding on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Trust and/or the participating insurance companies as appropriate, shall take such steps as may be necessary to comply with such rules and regulations, as adopted, to the extent such rules are applicable; and (b) this Article XII shall be deemed to incorporate such new terms and conditions, and any term or condition of this Article XII that is inconsistent therewith, shall be deemed to be succeeded thereby.

12.8        The Insurance Parties acknowledges each has been advised by the Trust that it may be appropriate for the Insurance Parties to disclose the potential risks of mixed and shared funding in prospectuses or other applicable disclosure documents.

(The remainder of this page intentionally left blank; signature page to follow)

GWLA GWLANY Fund Participation Agreement (rev 02-2016)	Page 17 of 22

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized representative, to be effective as of the Effective Date.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By:

Name:

Title:

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK

By:

Name:

Title:

(FUND)

By:

Name:

Title:

(DISTRIBUTOR)

By:

Name:

Title:

(Schedule A to follow)

GWLA GWLANY Fund Participation Agreement (rev 02-2016)	Page 18 of 22

SCHEDULE A

DESIGNATED PORTFOLIOS

Any and all Funds of the Trust available to new investors on or after the effective date of this Agreement which, pursuant to the terms of the Funds’ registration statements, are eligible to serve as underlying funds to the Separate Accounts listed in Schedule B.

(Schedule B to follow)

GWLA GWLANY Fund Participation Agreement (rev 02-2016)	Page 19 of 22

SCHEDULE B

SEPARATE ACCOUNTS

GWL&A Accounts

FutureFunds Series Account

FutureFunds II Series Account

Retirement Plan Series Account

Trillium Variable Annuity Account

Variable Annuity-1 Series Account

Variable Annuity-2 Series Account

Variable Annuity Account 5

COLI VUL-2 Series Account

COLI VUL-4 Series Account

COLI VUL-7 Series Account

COLI VUL-14 Series Account

DB-1 Series Account

Variable Annuity-8 Series Account

Variable Annuity-9 Series Account

GWL&ANY Accounts

FutureFunds II Series Account

COLI VUL-1 Series Account

COLI VUL-2 Series Account

DB-1 Series Account

Variable Annuity-1 Series Account

Variable Annuity-2 Series Account

Variable Annuity Account 5

Variable Annuity-8 Series Account

Variable Annuity-9 Series Account

(Schedule C to follow)

GWLA GWLANY Fund Participation Agreement (rev 02-2016)	Page 20 of 22

SCHEDULE C

EXPENSES

The Fund and/or Adviser, and the Insurance Parties (“GWL&A” in this Schedule C) will coordinate the functions and pay the costs of completing these functions based upon an allocation of costs in the tables below.

Item	Function	Party Responsible for Coordination	Party Responsible for Expense
Mutual Fund Prospectus	Printing of combined prospectuses, or compiling of electronic prospectus, if needed in the future	GWL&A	Fund or Distributor, as applicable
	Fund or Adviser shall supply GWL&A with such numbers of the Designated Portfolio(s) prospectus(es) as GWL&A reasonably requests	GWL&A	Fund or Distributor, as applicable
	Distribution to New and Inforce Clients	GWL&A	GWL&A
	Distribution to Prospective Clients	GWL&A	GWL&A
Mutual Fund Prospectus Update & Distribution	If Required by Fund or Adviser	GWL&A (electronic copies to be timely provided by Fund or Distributor)	Fund or Distributor
	If Required by GWL&A	GWL&A	GWL&A
Mutual Fund SAI	Printing	GWL&A (electronic copies to be timely provided by Fund or Distributor)	Fund or Distributor
	Distribution	GWL&A	GWL&A
Proxy Material for Mutual Fund:	Printing if proxy required by Law	Fund or Distributor	Fund or Distributor
	Distribution to Contract Owners (including labor, if required) if proxy required by Law	GWL&A	Fund or Distributor
	Printing & distribution if required by GWL&A	GWL&A	GWL&A
Mutual Fund Annual & Semi-Annual Report	Printing of combined reports	GWL&A	Fund or Distributor
	Distribution	GWL&A	GWL&A
Other communication to New and Prospective clients	If Required by the Fund or Adviser	GWL&A	Fund or Distributor

GWLA GWLANY Fund Participation Agreement (rev 02-2016)	Page 21 of 22

	If Required by GWL&A	GWL&A	GWL&A
Other communication to Inforce Clients	Distribution (including labor and printing) if required by the Fund or Adviser	GWL&A	Fund or Distributor
	Distribution (including labor and printing) if required by GWL&A	GWL&A	GWL&A
Operations of the Fund	All operations and related expenses, including the cost of registration and qualification of shares, taxes on the issuance or transfer of shares, cost of management of the business affairs of the Fund, and expenses paid or assumed by the fund pursuant to any Rule 12b-1 plan	Fund or Distributor	Fund or Distributor

GWLA GWLANY Fund Participation Agreement (rev 02-2016)	Page 22 of 22